UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

SCIENTURE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(Address of Principal Executive Offices)

(866) 468-6535

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, the Company entered into a purchase agreement dated November 24, 2024, by and between the Company and Arena Business Solutions Global SPC II, Ltd. (the “Purchase Agreement”). Pursuant to the termination provisions in Section 11.02(b) of the Purchase Agreement, the Company elected to terminate the Purchase Agreement effective as of May 22, 2025. The Company did not incur any termination fees or penalties as a result of terminating the Purchase Agreement. A summary of the material terms of the Purchase Agreement is provided in the Company’s previous Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2024. This summary is incorporated by reference in this Item 1.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2025, Scienture Holdings, Inc. (the “Company”) received a written notice from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), as the minimum bid price of the Company’s common stock, par value $0.0001 (“Common Stock”) had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). According to that notice, the Company has 180 calendar days, or until November 17, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period.

This written notice has no immediate effect on the listing or trading of the Company’s Common Stock on Nasdaq. The Company believes it will be able to timely regain compliance with Nasdaq’s continued listing requirements. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be able to maintain compliance with other Nasdaq listing criteria.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2025, as part of a planned leadership succession, Suren Ajjarapu advised the Company that he was resigning from his position as the Company’s Chief Executive Officer and Chairman of the Board effective immediately. Mr. Ajjarapu’s decision to resign is not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s board of directors on any matter relating to the Company’s operations, policies, or practices.

As a result of Mr. Ajjarapu’s resignation, his employment agreement with the Company automatically terminated as of May 16, 2025. Summaries of the material terms of the Mr. Ajjarapu’s employment agreement and subsequent amendments are provided in the Company’s previous Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 16, 2020, May 7, 2020, and September 1, 2022. These summaries are incorporated by reference in this Item 5.02.

Mr. Ajjarapu will serve as a consultant for the Company pursuant to the terms of his previously disclosed consulting agreement to assist with the planned leadership transition. A summary of the material terms of Mr. Ajjarapu’s consulting agreement is included in the Company’s previous Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2025. This summary is incorporated by reference in this Item 5.02.

As part of the planned leadership transition, Prashant Patel also advised the Company that he was resigning from his position as the Company’s President and Chief Operating Officer, effective as of May 20, 2025. Mr. Patel’s decision to resign is not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s board of directors on any matter relating to the Company’s operations, policies, or practices.

In connection with the resignations of Mr. Ajjarapu and Mr. Patel, the Company’s board of directors appointed Dr. Narasimhan Mani, age 50, and Dr. Shankar Hariharan, age 68, to serve as co-Chief Executive Officers of the Company effective as of May 20, 2025. Dr. Mani will also serve as the Company’s President effective as of that same date. The board of directors also appointed Dr. Mani to serve as a director on the Company’s board of directors to fill the vacancy created as a result of Mr. Ajjarapu’s resignation and appointed Dr. Hariharan to the position of Executive Chairman of the Company’s board of directors, each effective as of May 20, 2025.

Dr. Hariharan has over 37 years of experience in successfully leading branded, specialty and generic pharmaceutical businesses. He currently serves as Chief Executive Officer of the Company’s wholly owned subsidiary, Scienture, LLC (“Scienture”) since the Company’s acquisition of Scienture on July 25, 2025. Prior to founding Scienture, he served as the Executive Vice President and Chief Scientific Officer of Amneal Pharmaceuticals, where he oversaw Global Research & Development, Global Regulatory Affairs, and Specialty Product Development. Prior to joining Amneal, Dr. Hariharan founded DermAct, an R&D organization specializing in new molecule discovery and product development for key indications in Dermatology, leading to the company’s successful acquisition. Dr. Hariharan also has held leadership positions at Forest Labs and Par Pharmaceuticals. He currently serves on the board of directors of Depymed, Inc. and on the advisory board of New Rhein Healthcare, LLC and MAA Laboratories.

Dr. Mani is an experienced healthcare professional with over 25 years of experience in the pharmaceutical industry. He currently serves as President of Scienture since the Company’s acquisition of Scienture on July 25, 2025. Prior to joining Scienture, he served as the President and Chief Executive Officer of Kesin Pharma Corporation, a specialty pharma company with a focus on commercializing specialty and brand products. His past roles include serving as the Chief Executive Officer of Xiromed LLC, a Generics and Specialty drug product company and as the Vice President, Global Corporate Strategy and BD, at Amneal Pharmaceuticals where he led all the company’s strategic initiatives across Global Strategy, Portfolio Management, Business Development and Commercial Operations. His previous experiences also include being the Corporate Finance and Strategic Planning Leader at Johnson & Johnson in New Brunswick, NJ in the pharmaceutical and medical device sectors. He also worked as a Research Scientist and Product Development leader during his time at Forest Laboratories and Par Pharmaceuticals. He is an invited member of the Executives-in-Residence at New Rhein Healthcare Investors, a life-sciences focused private equity firm and serves on the board of directors at Corsair Pharma, Inc., one of New Rhein’s portfolio companies.

As employees of Scienture, Dr. Hariharan and Dr. Mani will not receive any additional compensation for their roles as co-Chief Executive Officers of the Company. Dr. Mani also will not receive any additional compensation for his role as President of the Company or as an employee director of the Company. There are no arrangements or understandings between Dr. Hariharan or Dr. Mani and any other person regarding their appointment to their new roles. Additionally, there are no family relationships between Dr. Hariharan and Dr. Mani and any director or executive officer of the Company. Further, neither Dr. Hariharan nor Dr. Mani has a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Dr. Narasimhan Mani
Dr. Narasimhan Mani
Co-Chief Executive Officer

Date: May 21, 2025